UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2006

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2006, Gilead Sciences, Inc. (the "Company") entered into a Stock Purchase Agreement with Degussa AG and its wholly-owned subsidiary, LaPorte Nederland BV, under which the Company will acquire Raylo Chemicals Inc. ("Raylo") and most of its assets from Germany-based, specialty chemicals company Degussa AG. Under the terms of the agreement, which are subject to certain closing conditions, Gilead will pay approximately 115.2 million euros to Degussa. The companies expect the transaction to close in the fourth quarter of 2006.

In addition, on June 6, 2006, Gilead Sciences Limited, one of the Company’s wholly-owned Irish subsidiaries ("GSL"), entered into a seven year supply agreement with Degussa for the manufacture and supply of certain active pharmaceutical ingredients ("API") for Gilead products. During the term of the agreement, Gilead is obligated to purchase API valued at approximately 177 million euros. If the acquisition of Raylo is not completed, subject to certain conditions, the parties may terminate the agreement or reduce its term to three years, which would result in a reduction in the amount of API to be purchased thereunder. The Company will guarantee the performance of GSL under this agreement.

Item 7.01 Regulation FD Disclosure.

On June 6, 2006, the Company issued a press release announcing the acquisition of Raylo. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number Description
99.1 Press Release, issued by Gilead Sciences, Inc. on June 6, 2006

The information in the Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including risks and uncertainties related to the companies’ ability to satisfy the closing conditions and consummate the purchase and the Company’s demand for, and Degussa’s ability to supply, the quantities of API to be purchased under the supply agreement described above. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. For these and other risks the Company directs its readers to its Annual Report on Form 10-K for the year ended December 31, 2005 and the report on Form 10Q for the first quarter 2006 as filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any such forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

June 6, 2006	By:	John F. Milligan

Name: John F. Milligan
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued by Gilead Sciences, Inc. on June 6, 2006